Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intel Corporation 401(k) Savings Plan and the Intel Corporation Sheltered Employee Retirement Plan Plus, of our reports (a) dated February 20, 2007, with respect to the consolidated financial statements and schedule of Intel Corporation, Intel Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intel Corporation, included in its Annual Report (Form 10-K) for the year ended December 30, 2006, and (b) dated June 19, 2006, with respect to the financial statements of the Intel Corporation 401(k) Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

April 3, 2007